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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated November 24, 1999, except for note 7 (sixth paragraph) as to which the date is December 23, 1999 and note 7 (fourth paragraph) and note 13 as to which the date is January 12, 2000 in Amendment No. 5 to the Registration Statement (Form SB-2) and related prospectus of Sunhawk.com Corporation for the registration of 1,400,000 shares of its common stock.


                                              ERNST & YOUNG LLP

Seattle, Washington

January 25, 2000